Exhibit 99.1

News Release

Ecolab Inc.

1 Ecolab Place,

St. Paul, Minnesota  55102

ECOLAB SCHEDULES WEBCAST AND CONFERENCE CALL FOR MARCH 25

ST. PAUL, Minn. – March 24, 2020 – Ecolab will host a live webcast and conference call to supplement its March 18, 2020 news release and discuss business perspectives regarding the COVID-19 pandemic.

Details for the public webcast are as follows:

TIME:	10:00 am Eastern Time

DATE:	March 25, 2020

DURATION:	One hour

LOCATION:	www.ecolab.com/investor

ARCHIVE:	A replay of the webcast and supplemental data will be available on Ecolab’s website.

About Ecolab

A trusted partner at nearly three million commercial customer locations, Ecolab (ECL) is the global leader in driving business performance while protecting people and vital resources. With annual sales of $15 billion and 50,000 associates, Ecolab delivers comprehensive solutions, data-driven insights and on-site service to advance food safety, protect public health, optimize water and energy use, and improve operational efficiencies for customers in the food, healthcare, energy, hospitality and industrial markets in more than 170 countries around the world. www.ecolab.com.

Follow us on Twitter @ecolab, Facebook at facebook.com/ecolab, LinkedIn at Ecolab or Instagram at Ecolab Inc.

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Investor Contacts:

Michael Monahan

+1 651 250 2809

Andrew Hedberg

+1 651 250 2185

March 24, 2020

(ECL-C)